  SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K/A
Amendment No. 1

__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of (Date of earliest event reported): March 16, 2021
Date of Original Filing:  March 22, 2021

AEROCENTURY CORP.
(Exact name of Registrant as specified in its charter)

Delaware	94-3263974
(State of Incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310
Burlingame, CA 94010
(Address of principal executive offices including Zip Code)

650-340-1888
(Registrant's telephone number, including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NYSE American Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note:  The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K filed on March 22, 2021, which disclosed the disposition of certain assets, to provide the pro forma financial information giving effect to the disposition, as required by Item 9.01(b) of Form 8-K. The information set forth in the Current Report on Form 8-K filed on March 22, 2021 is incorporated herein by reference.

Item 1.01  Entry into a Material Definitive Agreement
Item 2.01  Completion of Acquisition or Disposition of Assets

On March 16, 2021, AeroCentury Corp. (the “Company”) sold its 100% percent membership interest (the “LLC Interest”) in its Delaware limited liability company special purpose subsidiary, ACY E-175 LLC, (the “LLC”), which owned three Embraer E-175 Aircraft (the “Leased Aircraft”) on lease to a U.S. regional airline. The LLC was the sole obligor under refinancing debt for the Leased Aircraft owed to Norddeutsche Landesbank Girozentrale, New York Branch (“Nord”). The Nord debt was non-recourse to the Company, but was secured by a pledge of the LLC Interest, as well as a lien on the assets of the LLC, including the Leased Aircraft.  The sale was consummated pursuant to a Membership Interest Purchase Agreement (the “Sale Agreement”), between the Company and Drake Jet Leasing 10 LLC, a Delaware limited liability company (“Buyer”), and the purchase price for the LLC Interest was US$26.5 million, paid in the form of the Buyer’s assumption of the entire debt of approximately $13.4 million owed to Nord by the LLC, and a cash payment by the Buyer to the Company of  approximately $13.1 million. The purchase price was determined by negotiations among the Company and the Buyer, following a Request for Proposal bid solicitation process that the Company conducted for the assets.   The transfer of the LLC Interest was consented to by Nord, as secured lender, and Nord released the Company from any remaining guaranty obligations under Nord’s refinancing debt and interest swap obligations owed by the LLC, pursuant to a Borrower Parent Transfer Agreement between the Company, LLC, Buyer, Nord, Norddeutsche Landesbank Girozentrale, as swap counterparty, and Wilmington Trust Company, as security trustee (the “Nord Agreement”).

The Buyer is an affiliate of Drake Asset Management Jersey Limited (“DAMJ”), which on October 30, 2020, purchased approximately $87.9 million of indebtedness of the Company owing under that certain Fourth Amended and Restated Loan and Security Agreement, dated as of May 1, 2020 (the “Loan Agreement”), which is secured by a first priority lien held by DAMJ covering all of the Company’s aircraft portfolio other than the Leased Aircraft and certain other assets specifically excluded under the Loan Agreement from such lien  (collectively the "Excluded Assets").  Pursuant to a Side Letter No. 1 between the Company, Buyer and UMB Bank, N.A. (the “Security Agent”), the Company applied approximately $11 million of the LLC Interest cash sales proceeds toward repayment of the Company’s indebtedness to DAMJ under the Loan Agreement, and the Company retained the remaining $2.1 million of cash sales proceeds.

Following the indirect disposition of the Leased Aircraft by way of the sale of the LLC Interest, the Company holds in its aircraft portfolio (i) ten aircraft that are collateral for indebtedness owed to DAMJ; and (ii) two aircraft on lease to Kenyan lesses that are Excluded Assets.

The foregoing description of the Sale Agreement, the Nord Agreement, and the Side Letter is intended to be a summary and is qualified in its entirety by the copies of these documents set forth as Exhibits to this Report.

Item 9.01	Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The following pro forma financial information is being filed as an exhibit hereto and is incorporated by reference herein:

-    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2020
-    Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2019 and the nine-month period ended September 30, 2020

(d) Exhibits

10.1*	Membership Interest Purchase Agreement, dated March 16, 2021 (this “Agreement”), is made by and among AeroCentury Corp., and Drake Jet Leasing 10 LLC
10.2*	Side Letter No. 1, dated as of March 16, 2021, by and between AeroCentury Corp., Drake Asset Mangement Jersey Lmited, Drake Jet Leasing 10 LLC and UMB Bank, N.A
10.3*
Borrower Parent Transfer Agreement, made as of March 16, 2021 among Aerocentury Corp.; Drake Jet Leasing 10 LLC; ACY E-175 LLC;Norddeutsche Landesbank Girozentrale, New York Branch, Norddeutsche Landesbank Girozentrale, and Wilmington Trust Company, A Delaware Trust Company.

99.1	Pro Forma Financial Statements
* Incorporated by reference from the Current Report on Form 8-K filed on March 22, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 29, 2021
AEROCENTURY CORP.

By: /s/ Harold M. Lyons
Harold M. Lyons
Sr. Vice President & Chief Financial Officer